                                                                       14A COVER
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934, as amended.

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                          LOGIC WORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies.
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid.
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of it filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                               LOGIC WORKS, INC.

                         UNIVERSITY SQUARE AT PRINCETON
                                111 CAMPUS DRIVE
                              PRINCETON, NJ 08540

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 1997

    The Special Meeting of Stockholders (the "Special Meeting") of Logic Works, Inc. (the "Company") will be held at the offices of the Company, University Square at Princeton, 111 Campus Drive, Princeton, NJ 08540 on October 30, 1997 at 9:00 a.m. (Eastern Daylight Time) for the following purposes:

        (1) To approve an amendment to the Company's Employee Stock Purchase Plan which will (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by 500,000 shares, (ii) provide that a new twenty-four (24) month offering period will begin in the event that the fair market value of the Common Stock on any semi-annual purchase date within an offering period is less than the fair market value of the Common Stock on the start date of such offering period and (iii) amend the stockholder approval provisions consistent with recent amendments to Rule 16b-3 of the Securities Exchange Commission which exempt certain officer and director transactions under the Purchase Plan from the short-swing liability provisions of the Federal securities laws; and

        (2) To approve an amendment to the 1995 Stock Option/Stock Issuance Plan to effect an increase the number of shares of Common Stock of the Company available for issuance by 1,000,000 shares, and to make such other changes as described in the enclosed Proxy Statement.

    Only stockholders of record at the close of business on September 17, 1997 will be entitled to notice of, and to vote at, the Special Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten (10) days prior to the meeting during regular business hours at the corporate headquarters at the address above.

    Whether or not you expect to attend the Special Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gregory A. Peters
                                          Acting Chief Executive Officer and
                                          President,
                                          and Chief Financial Officer

October 10, 1997

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                               LOGIC WORKS, INC.
                                PROXY STATEMENT
                                OCTOBER 10, 1997

    This Proxy Statement is furnished to stockholders of record of Logic Works, Inc. (the "Company") as of September 17, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Special Meeting of Stockholders to be held on October 30, 1997 (the "Special Meeting").

    Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the approval of the amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") and (ii) "FOR" the approval of the amendment to the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Special Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Special Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Special Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    The mailing address of the principal executive offices of the Company is University Square at Princeton, 111 Campus Drive, Princeton, NJ 08540. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about October 10, 1997.

                               VOTING SECURITIES

    The Company has two classes of voting securities, its Common Stock, $0.01 par value, and its Preferred Stock, $0.01 par value. Each holder of Common Stock is entitled to one vote for each share held. The Company is authorized to issue 2,000,000 shares of Preferred Stock with such voting rights as may be determined by the Board of Directors providing for such series. To date, the Company has not issued nor does it have current plans to issue any shares of Preferred Stock. At the Special Meeting, each stockholder of record at the close of business on September 17, 1997 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Special Meeting. At September 17, 1997, there were 12,494,008 shares of Common Stock outstanding and held by 153 stockholders of record. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties.

    STOCK OPTION GRANT. Under the Automatic Option Grant Program of the 1995 Plan, each non-employee director of the Company will automatically be granted an option to purchase 25,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual with at least six months of Board service, who is to continue to serve as a non-employee director following the meeting, will automatically be granted an option to purchase 2,500 shares of Common Stock.

    Each automatic grant will have a term of 10 years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee director cease prior to vesting of the shares. The initial 25,000 share grant will vest in successive equal annual installments over the optionee's initial four-year period of Board service. Each additional 2,500 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving on the Board of Directors.

    In May 1996, the Company granted to each of Messrs. Davoli, Federman and Hosley an option to purchase 2,500 shares of Common Stock at $13.50 per share in accordance with the Automatic Option Grant Program of the 1995 Plan.

    In October 1996, the Company granted to Mr. Blondin, upon his election to the Board of Directors, (i) an option to purchase 25,000 shares of Common Stock at $6.00 per share in accordance with the Automatic Option Grant Program of the 1995 Plan and (ii) an additional option to purchase 20,000 shares of Common Stock at $6.00 per share. Each option vests in four equal annual installments commencing on the first anniversary of the date of grant and expires ten years from the date of grant.

    In May 1997, the Company granted to each of Messrs. Blondin Davoli, Federman and Hosley an option to purchase 2,500 shares of Common Stock at $5.375 per share in accordance with the Automatic Option Grant Program of the 1995 Plan.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation paid by the Company during fiscal years 1995 and 1996 to the person who then served as the Company's Chief Executive Officer and all of the other executive officers who received compensation in excess of $100,000 during 1996 (together, the "1996 Named Executive Officers").

                                                     COMPENSATION(1)(2)          COMPENSATION
                                              ---------------------------------   SECURITIES
                                                           ANNUAL                 UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY      BONUS        OPTIONS     COMPENSATION
--------------------------------------------  ---------  ----------  ----------  -------------  -------------
Benjamin C. Cohen(3)........................       1996  $  229,000      --           --             --
  Chief Executive Officer and President            1995     170,000  $  180,638       --          $   3,435(4)
Frank C. Cicio, Jr..........................       1996      83,333(5)    156,037      --            --
  Executive Vice President, Sales and              1995     100,000     238,616       10,000         --
  Marketing
Daniel Shiffman.............................       1996     125,000      42,500       --             --
  Executive Vice President, Research and           1995      83,333(6)     25,000     125,000        --
  Development

------------------------

(1) Other compensation in the form of perquisites and other personal benefits have been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the 1996 Named Executive Officer for such year. For information regarding option grants and exercises see "Option Grants in Last Fiscal Year" and" Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

(2) Does not include summary compensation information for (i) Gregory A. Peters, Acting Chief Executive Officer and President, and Chief Financial Officer, who was retained on July 1, 1996 as the Chief Financial Officer of the Company at an annual base salary of $185,000 per year and who has served as Acting Chief Executive Officer and President of the Company since May, 1997, at which time his base salary was increased by $50,000 on an annualized basis, or (ii) Frank Watts, Executive

    Vice President, Worldwide Sales, who was retained on January 1, 1997 at an annual base salary of $100,000 per year.

(3) Effective April 21, 1997, Dr. Cohen no longer served as President and Chief Executive Officer of the Company. Dr. Cohen remains Chairman of the Board of Directors. Under the terms of an employment agreement which terminates on December 31, 1998, Dr. Cohen will receive base compensation of $235,000 per year during 1997 and 1998 and is eligible for an annual bonus of up to $115,000.

(4) Represents premiums paid for a whole life insurance policy.

(5) Mr. Cicio's last date of employment with the Company was November 15, 1996.

(6) Represents Daniel Shiffman's salary from his first date of employment, May 1, 1995 to December 31, 1995. Mr. Shiffman's annual base salary for 1997 is $125,000 per year and he is eligible for a bonus of $75,000 per year.

                       OPTION GRANTS IN LAST FISCAL YEAR

    There were no stock options or stock appreciation rights granted during 1996 to any 1996 Named Executive Officers. During 1996, the Company granted to Mr. Peters (i) an option to purchase 200,000 shares of Common Stock at an exercise price of $6.00 per share, 50,000 shares of which option vested December 31, 1996 and the balance of which will vest in three annual equal installments commencing October 21, 1997 and (ii) an option to purchase 50,000 shares of Common Stock, which vests in full October 21, 2001, subject to acceleration based upon performance-based criteria. Both options expire October 20, 2006.

    During 1997 (through September 17, 1997), the Company has granted (i) Mr. Peters an option to purchase 50,000 shares of Common Stock at an exercise price of $5.38 per share, which option vests in four equal annual installments commencing May 7, 1998 and expires May 7, 2007; (ii) Mr. Watts an option to purchase 100,000 shares of Common Stock, at an exercise price of $5.50 per share, which option vests in four equal annual installments commencing January 2, 1998 and expires January 2, 2007 and an option to purchase 40,000 shares of Common Stock at an exercise price of $7.88 per share, which option vests in four equal annual installments commencing August 8, 1998 and expires August 8, 2007; and (iii) Mr. Shiffman an option to purchase 50,000 shares of Common Stock, at an exercise price of $5.38 per share, which option vests in four equal annual installments commencing May 7, 1998 and expires May 7, 2007.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to the 1996 Named Executive Officers regarding stock option holdings as of December 31, 1996. No stock appreciation rights were exercised by any 1996 Named Executive Officer during fiscal year 1996 and no stock appreciation rights were outstanding as of December 31, 1996.

                                                                                                NET VALUES OF UNEXERCISED
                                                                              NUMBER OF               IN-THE-MONEY
                                                                         UNEXERCISED OPTIONS          OPTIONS(1)(2)
                                                                        ----------------------  -------------------------
                                           SHARES ACQUIRED    VALUE
NAME                                         ON EXERCISE     REALIZED   EXERCISE   UNEXERCISED    EXERCISE    UNEXERCISED
-----------------------------------------  ---------------  ----------  ---------  -----------  ------------  -----------
Benjamin C. Cohen........................        --             --         --          --            --           --
Frank C. Cicio, Jr.(3)...................        50,000     $  493,436    337,736      --       $  2,621,433      --
Daniel Shiffman(4).......................         5,000         36,375     50,500      62,500        228,513     282,813

------------------------

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Common Stock using the closing selling price on the Nasdaq National Market of $8.125 per share of Common Stock on September 17, 1997.

(2) Does not include stock option holdings information for Gregory A. Peters and Frank T. Watts. As of September 17, 1997, (i) Mr. Peters held 300,000 unexercised options, of which 50,000 are exercisable and 250,000 are unexercisable and the Net Values of Mr. Peters unexercised In-the-Money Options are $106,250 for exercisable options and $562,500 for unexercisable options and (ii) Mr. Watts held 140,000 unexercised options, none of which are currently exercisable, and the Net Values of Mr. Watt's unexercised In-the-Money Options are $272,500.

(3) During 1997, Frank Cicio exercised options to purchase 332,736 shares with a realized value of $2,225,596.

(4) During 1997, Daniel Shiffman was granted options to purchase 50,000 shares. As of September 17, 1997, none of these options are exercisable and the Net Value of the unexercised In-the-Money Options is $137,500.

                            EMPLOYMENT ARRANGEMENTS

    The Company and Benjamin C. Cohen have entered into an employment agreement, effective as of April 21, 1997 (the "Cohen Agreement"), whereby Dr. Cohen and the Company terminated his prior employment agreement with the Company. Pursuant to the terms of the Cohen Agreement, Dr. Cohen will continue to serve as Chairman of the Board of Directors of the Company through December 31, 1998. Under the Cohen Agreement, Dr. Cohen will perform such duties as are assigned to him by the Company's Chief Executive Officer in areas including project strategy, strategic marketing, customer relations, business development and dealings with the investment community. During the term of the agreement, Dr. Cohen will receive base compensation of $235,000 per year, and be eligible for an annual performance-based bonus of $115,000. If (i) the Company terminates Dr. Cohen's employment without good cause, or (ii) Dr. Cohen terminates his employment or the agreement has expired and Dr. Cohen, in either case, executes a Settlement Agreement and Mutual Release, Dr. Cohen will receive severance payments totaling $470,000, payable monthly over a two-year period, which period shall be measured from the last day of Dr. Cohen's employment.

    In July 1996, the Company entered into a letter agreement with Mr. Peters (the "Peters Letter") whereby Mr. Peters would be employed as Chief Financial Officer. In addition to specifying base compensation for 1996 and 1997, performance bonus potential and stock options, the letter agreement provided that, in the event Mr. Peters is terminated other than for cause, Mr. Peters will be paid his previous six months' base salary as severance. Should the Company be acquired by another company and Mr. Peters is not offered the Chief Financial Officer position or a similar position by the acquiror, Mr. Peters will be paid an additional six months' severance and all options will accelerate to vest on the date of the acquisition.

    In April 1997, the Company entered into a separation, waiver and mutual release with Frank Cicio (the "Cicio Agreement"), whereby the Company and Mr. Cicio settled any outstanding severance obligations and any and all disputes which might exist between them. Pursuant to the Cicio Agreement, the Company accelerated the vesting of a previously unvested option to purchase 45,000 shares of Common Stock at an exercise price of $0.20 per share and extended the option expiration date to November 29, 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee, formed in June 1995, consists of Messrs. Davoli and Federman and determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Certain members of the Company's Board of Directors are parties to transactions with the Company. See "Certain Transactions."

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's 1995 Plan under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1996.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) bonus which reflects both individual performance and the performance of the Company which, together with base salary, is designed primarily to be competitive with salary and bonus levels in the industry and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officer and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for 1996 and 1997 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    - BONUS. The compensation of executive officers is closely related to Company and individual performance. A large portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, the Company's budgeted versus actual earnings per share, relationship between budgeted versus actual profits, as well as specified individual performance objectives and goals that are tailored to the responsibilities and functions of key executives.

    - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four or five year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

There were options to purchase 475,000 shares of Common Stock granted to executive officers in 1996 and options to purchase 240,000 shares of Common Stock granted to executive officers in 1997 (through September 17, 1997).

    Through the Company's Employee Stock Purchase Plan, the Company offers additional opportunities for equity ownership to executive officers and other employees.

    CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

    The base salary established for Dr. Cohen on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. The base salary for Mr. Peters, following his appointment as the Acting Chief Executive Officer and President of the Company, was increased by $50,000 per annum on the basis of the criteria described above and recognition of his increased responsibility. This element of compensation was not affected to any significant degree by Company performance factors.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1995 Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

    The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 1997 will exceed the $1 million limit per officer.

THE COMPENSATION COMMITTEE
MR. ROBERT E. DAVOLI
MR. CHARLES FEDERMAN

                                   PROPOSAL 1
           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    The Company's stockholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") which will:

        (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan from 250,000 to 750,000 shares,

        (ii) provide that a new twenty-four (24) month offering period will begin in the event that the fair market value of the Common Stock on any semi-annual purchase date within an offering period is less than the fair market value of the Common Stock on the start date of such offering period, and

       (iii) amend the stockholder approval provisions consistent with recent amendments to Rule 16b-3 of the Securities Exchange Commission which exempts certain officer and director transactions under the Purchase Plan from the short-swing liability provisions of the Federal securities laws.

    The Board believes that it is in the best interests of the Company's stockholders to approve the amendment to the Purchase Plan to ensure that such plan will continue to serve as a meaningful incentive for the employees of the Company and its affiliates to continue in the Company's service by giving them the opportunity to acquire an equity interest in the Company and thereby further align their interests with those of the stockholders.

    The terms and provisions of the Purchase Plan, as amended by the Board on May 7, 1997, are summarized below. However, the summary does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company's principal offices in Princeton, New Jersey.

PURPOSE

    The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code. Participating affiliates may include any parent or subsidiary corporations of the Company, whether now existing or hereafter established, which elect to extend the benefits of the Purchase Plan to their eligible employees.

PURCHASE PLAN HISTORY

    The Purchase Plan was adopted by the Board on July 26, 1995 and subsequently approved by the stockholders. The Purchase Plan became effective on October 16, 1995 (the "Effective Date") upon execution of the underwriting agreement in connection with the initial public offering of the Company's Common Stock. The amendment to the Purchase Plan which is the subject of this Proposal 1 was adopted by the Board on May 7, 1997, subject to the approval by the stockholders at the Special Meeting.

ADMINISTRATION

    The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

    The shares of Common Stock issuable under the Purchase Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market. The maximum number of shares of Common Stock which may be sold to participants over the term of the Purchase Plan may not exceed 750,000 shares.

    In the event that any change is made to the Company's outstanding Common Stock (whether by reason of recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one semi-annual purchase date and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

OFFERING PERIODS

    Shares of Common Stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The initial offering period began on October 16, 1995 and will end on October 31, 1997. A new twenty-four (24)-month period is scheduled to begin on November 1, 1997. Shares of Common Stock are purchased semi-annually during each offering period

    Should the fair market value per share of Common Stock on any semi-annual purchase date within an offering period be less than the fair market value per share of Common Stock on the start date of that offering period, then that offering period will automatically terminate with the purchase of shares of Common Stock on such semi-annual purchase date, and a new offering period will begin on the next business day. The new offering period will have a duration of twenty-four (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

ELIGIBILITY

    Any individual who is employed on a basis under which he or she is expected to work more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation is eligible to participate in the Purchase Plan.

    As of September 17, 1997, the following affiliates of the Company were participating in the Purchase Plan: Logic Works International, Inc., Logic Works Software Inc./Logic Works Logiciel Inc., Logic Works AG (Logic Works SARL, Logic Works Europe.), Logic Works GmbH. and Logic Works Limited.

    As of September 17, 1997, the Company estimated that approximately 232 employees, including 3 executive officers, were eligible to participate in the Purchase Plan.

PARTICIPATION

    An individual who is an eligible employee may join an offering period on the start date of such offering period or on any subsequent semi-annual entry date (the first business day in May and November each year) within that offering period provided, in each case, that such individual has completed at least three
(3) months of service with the Company or any affiliate of the Company prior to such date.

    At the time a participant joins the offering period, he or she will be granted a right to purchase shares of Common Stock. That right will be exercised on the last business day in April and October of each year during that offering period, and all payroll deductions collected from the participant during the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

    A participant may authorize periodic payroll deductions in any multiple of one percent (1%) (up to a maximum of ten percent (10%)) of his or her cash compensation to be applied to the acquisition of Common Stock under the Purchase Plan. Cash compensation includes base salary and any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. On each semi-annual purchase date (the last business day in April and October each year), the payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

PURCHASE PRICE

    The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date.

    The fair market value of the Common Stock on any relevant date under the Purchase Plan will be the closing selling price per share on such date on The Nasdaq National Market. On September 17, 1997, the fair market value per share of Common Stock was $8.125 per share.

SPECIAL LIMITATIONS

    The Purchase Plan imposes the following limitations upon a participant's rights to acquire Common Stock:

        (i) Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

        (ii) Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

       (iii) No participant may purchase more than 1,500 shares of Common Stock on any semi-annual purchase date.

TERMINATION OF PURCHASE RIGHTS

    A participant may withdraw from the Purchase Plan at any time and elect to have his or her accumulated payroll deductions either refunded immediately or applied to the purchase of Common Stock on the next semi-annual purchase date.

    A participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which his or her employment terminates will be refunded and will not be applied to the purchase of Common Stock.

STOCKHOLDER RIGHTS

    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

    Purchase rights will only be exercisable by the participant and will not be assignable or transferable by the participant other than by will or the laws of descent and distribution following the death of the participant.

CORPORATE TRANSACTION

    In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such corporate transaction. The purchase price will be eighty-five percent (85%) of the lesser of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such corporate transaction occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such corporate transaction. However, the applicable share limitations per participant will continue to apply to any such purchase.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earlier of (i) October 31, 2005,
(ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, or (iii) the date on which all purchase rights are exercised in connection with a corporate transaction.

    The Board may at any time alter, suspend or discontinue the Purchase Plan. However, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares. If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

    Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table for 1996 and the Company's current executive officers, and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between the October 16, 1995 effective date of the Purchase Plan and September 17, 1997, together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS

                                                                              NUMBER OF    WEIGHTED AVERAGE PURCHASE
NAME                                                                           SHARES              PRICE ($)
---------------------------------------------------------------------------  -----------  ---------------------------
Benjamin C. Cohen,
  Chairman of the Board(1).................................................           0                    0
Frank C. Cicio, Jr.,
  Executive Vice President, Sales and Marketing(2).........................           0                    0
Daniel Shiffman,
  Executive Vice President, Research and Development.......................       3,823            $    5.94
Gregory A. Peters,
  Acting Chief Executive Officer and President, and Chief Financial
  Officer..................................................................           0                    0
Frank T. Watts,
  Executive Vice President, Worldwide Sales................................           0                    0
All current executive officers as a group (3 persons)......................       3,823            $    5.94
All current directors who are not executive officers as a group
  (4 persons)..............................................................           0                    0
All employees, including current officers who are not executive officers,
  as a group (229 persons).................................................     210,730            $    5.95

------------------------

(1) Effective April 21, 1997, Mr. Cohen no longer serves as President and Chief Executive Officer of the Company.

(2) Mr. Cicio's last date of employment was November 15, 1996.

NEW PLAN BENEFITS

    Purchase rights have been granted for the offering period beginning October 16, 1995 and ending October 31, 1997. Such purchase rights will be exercised on October 31,1997, the next purchase date under the Purchase Plan. Pursuant to the terms of the Purchase Plan, the purchase price on the October 31, 1997 purchase date is calculated as 85% of the lesser of (i) the fair market value of the Common Stock on October 16, 1995 or (ii) the fair market value of the Common Stock on October 31, 1997. As the number of Shares subject to such purchase rights is dependent upon the fair market value of the Common Stock on October 31, 1997, the exact number of shares subject to such purchase rights will not be ascertained until such date. However, assuming that the fair market value of the Common Stock on October 31, 1997 is $8.125 per share (the fair market value on September 17, 1997), and that the participants in the Purchase Plan maintain their current level of participation through the October 31,1997 purchase date, then the table below, (assuming a purchase price of $6.90 per share which represents 85% of the fair market value of the Common Stock as of September 17,
1997) shows the number of additional shares (from the 500,000 share increase that is the subject of this proposal) which may be required to satisfy the purchase rights outstanding under the Purchase Plan on October 31, 1997 to each of the Company's 1996 Named Executive Officers and the Company's current executive officers, and the various indicated groups.

                           PURCHASE PLAN TRANSACTIONS

                                                                                                         NUMBER OF
NAME                                                                                                      SHARES
------------------------------------------------------------------------------------------------------  -----------
Benjamin C. Cohen, Chairman of the Board(1)...........................................................           0
Frank C. Cicio, Jr., Executive Vice President, Sales and Marketing(2).................................           0
Daniel Shiffman, Executive Vice President, Research and Development...................................       1,500
Gregory A. Peters, Acting Chief Executive Officer and President, and Chief
  Financial Officer...................................................................................       1,500
Frank T. Watts, Executive Vice President, Worldwide Sales.............................................           0
All current executive officers as a group (3 persons).................................................       3,000
All current directors who are not executive officers as a group.......................................           0
All employees, including current officers who are not executive officers, as a
  group (229 persons).................................................................................      39,758

------------------------

(1) Effective April 21, 1997, Mr. Cohen no longer serves as President and Chief Executive Officer of the Company.

(2) Mr. Cicio's last date of employment with the Company was November 15, 1996.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Special Meeting is required for approval of the amendment to (i) increase the share reserve under the Purchase Plan by an additional 500,000 shares, (ii) provide for a new twenty-four (24)-month offering period to begin in the event that the fair market value of the Common Stock on any semi-annual purchase date within an offering period is less than the fair market value on the start date of such offering period and (iii) amend the stockholder approval provisions to take advantage of recent amendments to Rule 16b-3 of the Securities Exchange Commission which exempts certain officer and directors transaction under the Purchase Plan from the short-swing liability provisions of the Federal securities laws. Should such stockholder approval not be obtained, then, to the extent that purchase rights have been granted under the Purchase Plan in reliance upon the 500,000-share increase, such purchase rights will terminate, the Plan Administrator will allocate the remaining shares of Common Stock available for issuance under the Purchase Plan on a pro rata basis between the participants, any excess payroll deductions will be refunded to participants and the Purchase Plan will immediately terminate.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PURCHASE PLAN.

                                   PROPOSAL 2
         APPROVAL OF AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the 1995 Stock Option/ Stock Issuance Plan (the "1995 Plan") which includes the following changes:

        (i) increase the number of shares of Common Stock available for issuance by 1,000,000 shares from 3,933,630 to 4,933,630 shares;

        (ii) eliminate the restriction that the individuals who serve as Plan Administrator may not receive any discretionary option grants or direct stock issuances from the Company while serving as Plan Administrator or during the twelve month period preceding appointment as Plan Administrator;

       (iii) require stockholder approval of future amendments to the 1995 Plan only to the extent necessary to satisfy applicable laws or regulations;

        (iv) eliminate both the six month holding period requirement and the ten business day "window" period requirement for the exercise of any stock appreciation rights granted under the 1995 Plan; and

        (v) allow the shares issued under the 1995 Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the 1995 Plan.

    The amendment to the 1995 Plan was adopted by the Board on January 21, 1997, subject to stockholder approval. The amendment was submitted to the Company's stockholders at the Company's 1997 Annual Meeting of Stockholders on May 7, 1997. A sufficient number of votes in favor of the amendment, however, was not obtained at that meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success. The purpose of the remaining changes to the 1995 Plan is to provide the Plan Administrator with more flexibility as is allowed under recent changes to the regulations governing employee option plans such as the 1995 Plan.

    The following is a summary of the principal features of the 1995 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Princeton, New Jersey.

EQUITY INCENTIVE PROGRAMS

    The 1995 Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, (iii) a Salary Investment Option Grant Program and (iv) an Automatic Option Grant Program. The principal features of these programs are described below. The 1995 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. However, all grants under the Automatic Option Grant Program are made in strict compliance with the provisions of that program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

    Under the 1995 Plan, 4,933,630 shares of Common Stock have been reserved for issuance over the plan's ten year term. In no event may any one participant in the 1995 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 350,000 shares per calendar year.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1995 Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

    Officers, other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Employees of the Company and its parent or subsidiaries are also eligible to participate in the Salary Investment Option Grant Program. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

    As of September 17, 1997, approximately 3 executive officers, 229 other employees and 4 non-employee Board members were eligible to participate in the 1995 Plan, and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On September 17, 1997, the closing selling price per share was $8.125.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator be made in cash or in shares of Common Stock.

        Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the takeover price per share over (b) the exercise price payable for such share.

        The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                     SALARY INVESTMENT OPTION GRANT PROGRAM

    The Plan Administrator has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce, by a designated multiple of one percent (1%), his or her base salary for the upcoming calendar year. The salary reduction amount must not be less than Five Thousand Dollars ($5,000.00), and may not be more than the lesser of
(i) twenty percent (20%) of his or her base salary or (ii) Twenty Thousand Dollars ($20,000.00). Each individual who files a proper salary reduction authorization will be granted a stock option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

    Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

    - Each option will be non-statutory option.

    - The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the option grant date, and the number of option shares will be determined by dividing the total dollar amount of the authorized reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the option grant is made.

    - The option will become exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

    Each option will remain outstanding for vested shares until the earlier of
(i) the expiration of the ten (10)-year option term or (ii) the expiration of the two (2)-year period measured from the date the optionee's service terminates.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will automatically be granted at that time an option grant for 25,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Meeting of Stockholders, beginning with the 1996 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 2,500 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 2,500 share option grants.

    Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

    Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

    The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the individual's service is subsequently terminated within 18 months following the acquisition. Each option will automatically accelerate and all unvested shares will be subject to full and immediate vesting in the event the individual's service is terminated within 18 months following a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members).

    In the event that the Company is acquired or there is a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), each outstanding option under the Salary Investment Option Grant Program will automatically accelerate in full. Each option outstanding at the time of an acquisition of the Company will be assumed by the successor corporation.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any stockholder approval required under applicable laws and regulations. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on June 30, 2005.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1996 and September 17, 1997, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                                       WEIGHTED
                                                                                       NUMBER OF        AVERAGE
NAME                                                                                 OPTION SHARES  EXERCISE PRICE
-----------------------------------------------------------------------------------  -------------  ---------------
Benjamin C. Cohen(1)
  Chairman of the Board............................................................       --              --
Frank C. Cicio, Jr.(2)
  Executive Vice President, Sales and Marketing....................................       --              --
Daniel Shiffman
  Executive Vice President, Research and Development...............................        50,000      $    5.38
Gregory A. Peters
  Acting Chief Executive Officer and President, and Chief Financial Officer........       300,000           5.90
Frank T. Watts
  Executive Vice President, Worldwide Sales........................................       140,000           6.18
All current executive officers as a group (3 persons)..............................       490,000           5.92
Paul E. Blondin
  Director.........................................................................        47,500           5.97
Robert E. Davoli
  Director.........................................................................         5,000           9.44
Charles Federman
  Director.........................................................................         5,000           9.44
Richard A. Hosley, II
  Director.........................................................................         5,000           9.44
All non-employee directors as a group (4 persons)..................................        62,500           6.80
All employees, including current officers who are not executive officers
  (229 persons as a group).........................................................     1,347,750           7.31

------------------------

(1) Effective April 21, 1997, Mr. Cohen no longer serves as President and Chief Executive Officer of the Company.

(2) Represents Mr. Cicio's option transactions through his last date of employment, November 15, 1996.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                              ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Under the new FASB release, footnote disclosure will be required as to the impact the outstanding options under the 1995 Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Special Meeting is required for approval of the amendment to the 1995 Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased and the members of the Compensation Committee will not become eligible to receive option grants under the Discretionary Option Grant Program or receive issuances under the Stock Issuance Program. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1995 Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

    The Board believes that it is in the best interests of the Company to continue to have a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1995 PLAN.

                               NEW PLAN BENEFITS

    There have been no options or other benefits awarded to date under the proposed amendment to the 1995 Plan.

    In accordance with the Automatic Option Grant Program in the 1995 Plan, each of Messrs. Blondin, Davoli, Federman, and Hosley, if continuing to serve as a non-employee director following the next Annual Meeting of Stockholders, will receive options to purchase 2,500 shares of Common Stock with an exercise price equal to the fair market value of the Company's Common Stock on the date of such meeting.

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from October 16, 1995 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a line-of-business index consisting of companies reporting under the Standard Industrial Classification ("SIC") Code 737 (Nasdaq Computer & Data Processing Services Stocks).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SIC CODE 737   NASDAQ STOCK MARKET-US INDEX   LOGIC WORKS
10/17/95          100.00                         100.00        100.00
12/31/95          105.80                         102.04        113.64
12/31/96          130.66                         125.52         51.14

                                                                                     10/17/95    12/31/95   12/31/96
                                                                                    -----------  ---------  ---------
SIC code 737......................................................................      100.00      105.80     130.66
Nasdaq Stock Market-US Index......................................................      100.00      102.04     125.52
Logic Works.......................................................................      100.00      113.64      51.14

    Actual #s

                                                                                     10/17/95    12/31/95   12/31/96
                                                                                    -----------  ---------  ---------
SIC code 737......................................................................      710.64      751.88    928.539
Nasdaq Stock Market-US Index......................................................      338.80     345.715    425.258
Logic Works.......................................................................          11        12.5      5.625

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 17, 1997, by (i) each Director and nominee for Director, (ii) each of the 1996 Named Executive Officers, and current Executive Officers, (iii) each person (or group of affiliated persons) who is known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock, and (iv) all directors and executive officers of the Company as a group.

                                                                               NUMBER OF SHARES OF
                                                                                  COMMON STOCK        PERCENTAGE OF
                                                                                  BENEFICIALLY           SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                                OWNED(1)         OUTSTANDING(1)
-----------------------------------------------------------------------------  -------------------  -----------------
Entities affiliated with Geocapital..........................................           478,315(2)            3.8%
  (Charles Federman)
  One Bridge Plaza
  Fort Lee, NJ 07024
Robert E. Davoli.............................................................           310,082(3)            2.5%
Richard A. Hosley, II........................................................            25,000(4)              *
Paul E. Blondin..............................................................            34,050(5)              *
Benjamin C. Cohen............................................................         3,593,667(6)           28.9%
  Logic Works, Inc.
  University Square at Princeton
  111 Campus Drive
  Princeton, NJ 08540
Frank C. Cicio, Jr...........................................................             5,000(7)              *
Daniel Shiffman..............................................................            92,073(8)              *
Gregory A. Peters............................................................           115,800(9)              *
Frank T. Watts...............................................................             7,500(10)             *
All current directors and executive officers as a group
  (8 persons)................................................................         4,656,487(11)          36.7%

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Gives effect to the shares of Common Stock issuable within 60 days of September 17, 1997 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(2) Mr. Federman, a Director of the Company, is the Chairman of the Executive Committee of an affiliate of Geocapital II and Geocapital III and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Federman disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in Geocapital II and

    Geocapital III. Also includes 15,000 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(3) Includes 27,500 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(4) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(5) Includes 11,250 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(6) Includes 1,000,000 shares owned by Coherams Limited Partnership, of which Dr. Cohen is a General Partner.

(7) Consists of 5,000 shares of Common Stock issuable upon the exercise of stock options. See Note (1). Mr. Cicio's last day of employment with the Company was November 15, 1996.

(8) Includes 81,750 shares of Common Stock issuable upon the exercise of a stock option. See Note (1).

(9) Includes 100,000 shares of Common Stock issuable upon the exercise of a stock option. See Note (1).

(10) Includes 7,500 shares of Common Stock issuable upon the exercise of a stock option. See Note (1).

(11) See Notes (2) through (6), and (8) through (10).

                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 11, 1997 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    Gregory A. Peters
                                    Acting Chief Executive Officer and
                                    President,
                                    and Chief Financial Officer

Princeton, New Jersey

                                                                      PROXY CARD
                                (FORM OF PROXY)
                               LOGIC WORKS, INC.
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS--OCTOBER 30, 1997

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

    The undersigned stockholder of Logic Works, Inc. hereby appoints Gregory A. Peters and Daniel Shiffman and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of Logic Works, Inc. to be held at the offices of the Company, University Square at Princeton, 111 Campus Drive, Princeton, NJ 08540 on October 30, 1997 at 9:00 a.m. (eastern daylight time).

1.         AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

        / /  FOR        / /  AGAINST        / /  ABSTAIN WITH RESPECT TO

    proposal to approve the amendment to the Employee Stock Purchase Plan as described in the Proxy Statement.

2.         AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

        / /  FOR        / /  AGAINST        / /  ABSTAIN WITH RESPECT TO

    proposal to approve the amendment to the 1995 Stock Option/Stock Issuance Plan as described in the Proxy Statement.

3.         IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

                                                  Please date and sign exactly
                                              as your name appears on the
                                              envelope in which this material
                                              was mailed. If shares are held
                                              jointly, each stockholder should
                                              sign. Executors, administrators,
                                              trustees, etc. should use full
                                              title and, if more than one, all
                                              should sign. If the Stockholder is
                                              a corporation, please sign full
                                              corporate name by an authorized
                                              officer. If the stockholder is a
                                              partnership, please sign full
                                              partnership name by an authorized
                                              person.
                                              __________________________________
                                              __________________________________
                                                 Signature(s) of Stockholder
                                              Dated: ___________________________